Yorkshire Power Group Limited
Wetherby Road
Scarcroft
Leeds
LS14 3HS

									7 December 1998

Mr Armando A Pena
1 Riverside Plaza
Columbus  Ohio 43215

Mr Richard C Kelly
1225 17th Street
Denver  Colorado 80502

Dear Sirs

Yorkshire Power Group Limited (the "Company") proposes to file its Annual Report on Form 10-K for the Fiscal Year ended 31 March 1999, its Quarterly Reports on Form 10-Q for the Quarters ended 30 June 1999, 30 September 1999 and 31 December 1999, and, if necessary, any Current Reports on Form 8-K (collectively, the "Exchange Act Reports") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission the Exchange Act Reports and any appropriate amendments thereto, to be accompanied by any necessary exhibits.

The Company hereby authorises you or any one of you to execute the Exchange Act Reports and amendments thereto on its behalf as attorney-in-fact for it and its authorised officers, and to file the same as aforesaid.

The undersigned directors and officers of the Company hereby authorise you or any one of you to sign the Exchange Act Reports on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, the Exchange Act Reports by appropriate amendment or amendments and to file the same as aforesaid.

Very truly yours.

YORKSHIRE POWER GROUP LIMITED



By ...../S/Wayne Brunetti...................................................

	Wayne H Brunetti
	Chairman and Director




	/S/ D M Clements Jr.........................................................

	Donald M Clements Jr
	Director



	/S/A A Pena..........................................................

	Armando A Pena
	Director and Chief Financial Officer



	/S/ E L Draper Jr.........................................................

	Dr E Linn Draper Jr
	Director



	/S/ Richard C Kelly..........................................................

	Richard C Kelly
	Director



	/S/ Paul J Bonavia..........................................................

	Paul J Bonavia
	Director
C-YPG-1